Exhibit 10.2

Idera Pharmaceuticals, Inc.

AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

This Amendment to the Prior SPA and the Prior RRA (each as defined below) effective as of December 11, 2020, is made by and between Idera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Pillar Partners Foundation, L.P., a Cayman Islands limited partnership (“Pillar Foundation”) and Pillar Pharmaceuticals 6, L.P., a Cayman Islands limited partnership (“Pillar 6” and, together with Pillar Foundation, the “Purchasers”). Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Prior SPA (as defined below).

WHEREAS, the Company and Pillar Foundation are parties to that certain Securities Purchase Agreement, effective as of April 7, 2020 (the “Prior SPA”) and that certain Registration Rights Agreement, effective April 7, 2020 (the “Prior RRA” and, together with the Prior SPA, the “Prior Agreements”);

WHEREAS, pursuant to Section 3.02(b) of the Prior SPA, Pillar Foundation has delivered to the Company written notice that it desires to purchase the Second Closing Securities set forth in Section 2.01(b) of the Prior SPA;

WHEREAS, Pillar Foundation has requested that a certain portion of the Second Closing Securities be purchased by Pillar 6;

WHEREAS, the Company desires to sell, and Pillar Foundation and Pillar 6, desire to purchase the Securities in the Second Closing; and

WHEREAS, the Company and Pillar Foundation desire to have Pillar 6 join as a party to each of the Prior Agreements.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound, the parties hereto hereby agree as follows:

1.	Pillar 6 shall be considered a Purchaser for all purposes under the Prior SPA and an Investor (as defined in the Prior RRA) for all purposes under the Prior RRA, and such conforming changes as shall be required shall be made to the Prior Agreements to reflect the foregoing, as applicable

2.	The allocation of the Securities among the Purchasers in the Second Closing pursuant to Section 2.01(b) of the Prior SPA shall be as follows:

	Shares	Pre-Funded Warrants	Common Warrants
Pillar Foundation	69,941	1,143,428	606,685
Pillar 6	--	1,533,883	766,941

3.	This Amendment shall amend and is incorporated into and made part of the Prior Agreements. To the extent any term or provision of this Amendment may be deemed expressly inconsistent with any term or provision in the Prior Agreements, the terms and provisions of this Amendment shall control. Except as expressly amended by this Amendment, all of the terms, conditions and provisions of the Prior Agreements are hereby ratified and continue unchanged and remain in full force and effect.

4.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

5.	This Amendment may be executed in two or more counterparts each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Vincent J. Milano
Name: Vincent J. Milano
Title: Chief Executive Officer

PILLAR PARTNERS FOUNDATION, L.P.

By:	/s/ Abdul-Wahab Umari
Name: Abdul-Wahab Umari
Title: Director

PILLAR Pharmaceuticals 6, L.P.

By:	/s/ Abdul-Wahab Umari
Name: Abdul-Wahab Umari
Title: Director

Signature Page to the Amendment to the SPA & RRA